UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 28, 2020

Date of Report

(Date of earliest event reported)

BRIDGEWATER BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-38412 (Commission File Number)	26-0113412 (I.R.S. Employer Identification No.)
	4450 Excelsior Boulevard, Suite 100 St. Louis Park, Minnesota (Address of principal executive offices)	55416 (Zip Code)

Registrant’s telephone number, including area code: (952) 893-6868

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	BWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2020, the Board of Directors (the “Board”) of Bridgewater Bancshares, Inc. (the “Company”) increased the number of directors constituting the entire Board from nine to ten directors, and, upon the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Mohammed Lawal as a Class III director to fill the vacancy created by this increase. As with other Class III directors, Mr. Lawal’s initial term will expire at the 2021 annual shareholder meeting. Also on October 27, 2020, Mr. Lawal was appointed to the Company’s Nominating and Corporate Governance Committee. The Board has determined that Mr. Lawal qualifies as an independent director under the rules of The Nasdaq Stock Market LLC and the Securities and Exchange Commission. Mr. Lawal will also serve as director of the Company’s wholly owned subsidiary, Bridgewater Bank.

Mr. Lawal is the lead founder, CEO and Principal Architect of LSE Architects, Inc., an entrepreneurial, Twin Cities-based architecture, interior design and planning firm. Mr. Lawal has over 30 years’ experience in design, planning and programming. Under his leadership, LSE Architects has provided architectural services for a variety of projects ranging from barbershops and schools to multifamily housing and U.S. Bank Stadium.

As a non-employee director of the Company, Mr. Lawal will participate in the Company’s non-employee director compensation program. Pursuant to such program, Mr. Lawal will receive a quarterly retainer of $20,000 for service on the Board and its committees, which amount will be prorated for any partial term. Half of the quarterly retainer will be paid in the Company’s common stock. There were no arrangements or understandings between Mr. Lawal and any other person pursuant to which he was selected as a director. Mr. Lawal does not have any direct or indirect or material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01           Regulation FD Disclosure.

On October 28, 2020, the Company issued a press release announcing the appointment of Mr. Lawal as director, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01           Financial Statements and Exhibits.

(d)          Exhibits

Exhibit 99.1	Press Release of Bridgewater Bancshares, Inc., dated October 28, 2020, regarding the appointment of new director
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bridgewater Bancshares, Inc.

Date: October 28, 2020
By: /s/ Jerry Baack
Name: Jerry Baack
Title: Chairman, Chief Executive Officer and President

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